Exhibit (b)

CORPORATE CAPITAL TRUST, INC.

AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws (the “Bylaws”) of Corporate Capital Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), having National Registered Agents, Inc. of MD appointed as its resident agent located at 836 Park Avenue, Second Floor, Baltimore, Maryland 21201, amend and restate in their entirety the bylaws as adopted by the Board of Directors of the Company on June 9, 2010 and amend and restate as follows:

ARTICLE I

OFFICES

    Section 1.        PRINCIPAL OFFICE. The principal office of the Company in the State of Maryland shall be located at such place as the board of directors of the Company (the “Board”) may designate.

    Section 2.        ADDITIONAL OFFICES. The principal executive office of the Company is at 450 South Orange Avenue, Orlando, Florida 32801. The Company may have additional offices at such places as the Board may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

    Section 1.        PLACE. All meetings of shareholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board and stated in the notice of the meeting.

    Section 2.        ANNUAL MEETING. An annual meeting of shareholders shall not be required in any year in which the election of directors is not required to be held under the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder (the “1940 Act”). The failure to hold an annual meeting shall not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.

    Section 3.        SPECIAL MEETINGS.

(a)        General. The (i) chairman of the Board, (ii) chief executive officer, (iii) president, or (iv) a majority of the Board may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3, the secretary of the Company shall call a special meeting of shareholders upon the written request of the shareholders entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting.

(b)        Shareholder Requested Special Meetings.

    (1)        Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or as otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, and subject to Section 2-502(c) of the Maryland General Corporation Law, as amended from time to time (the “MGCL”), the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the secretary.

(2)        In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than ten percent (10%) (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Company which are owned by each such shareholder, and the nominee holder for, and number of, shares owned beneficially but not of record, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty (60) days after the Request Record Date. Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary. The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by this subsection, the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(3)        Any special meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any shareholder requested meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a shareholder requested meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a shareholder requested meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting, the Board may consider such factors as the directors deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any shareholder requested meeting, the Board shall fix a Meeting Record Date that is a date not later than thirty (30) days after the Delivery Date.

(4)        If written revocations of requests for the special meeting have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(5)        The Board, the chairman of the board, the chief executive officer or the president may appoint independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five (5) Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary represent at least the Special Meeting Percentage. Nothing contained in this subsection (5) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(6)        For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

    Section 4.        NOTICE OF MEETINGS.

(a)        Method of Delivery; Minimum Contents; Waiver. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the shareholders shall be given by the secretary of the Company to each shareholder of record entitled to vote at the meeting and to each other shareholder entitled to notice of the meeting, by: (i) presenting to such shareholder personally, (ii) placing the notice in the mail, (iii) delivering it by overnight delivery service, (iv) transmitting the notice by electronic mail or any other electronic means, or (v) any other means permitted by Maryland law, at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting, addressed to each shareholder at such shareholder’s address appearing on the records of the Company or supplied by the shareholder to the Company for the purpose of notice. The notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise maybe required by statute or these Bylaws, the purpose for which the meeting is called. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

(b)        Scope of Notice. Except as provided in Article II, Section 11, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of such meeting.

    Section 5.        ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board, if any, or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the chief executive officer, the president, if any, any vice president, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

    Section 6.        QUORUM. At any meeting of shareholders, the presence in person or by proxy of the shareholders of the Company entitled to cast fifty percent (50%) of the votes entitled to be cast at the meeting (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of capital stock of the Company, in which case the presence in person or by proxy of the holders of shares of the Company’s capital stock entitled to cast fifty percent (50%) of the votes entitled to be cast by each such class on such matter shall constitute a quorum. This Section 6 shall not affect any requirement under any statute, any other provisions of these Bylaws or the articles of incorporation of the Company, as amended or restated from time to time (the “Articles of Incorporation”), for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, then the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting to a date not more than one hundred twenty (120) days after the original record date without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 7.        VOTING. A plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the 1940 Act or other statute or regulation, the Articles of Incorporation or Article III of these Bylaws. Unless otherwise provided in the Articles of Incorporation, each outstanding share of capital stock owned of record on the applicable record date, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

    Section 8.        PROXIES. A shareholder may vote the shares of capital stock owned of record by the shareholder, either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized agent as permitted by law. Such proxy shall be filed with the secretary of the Company before or at the meeting.

    Section 9.        VOTING OF STOCK BY CERTAIN HOLDERS. Shares of stock of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Company directly owned by it or its subsidiaries shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes the certification.

    Section 10.        INSPECTORS. The Board in advance of any meeting of shareholders, or the chairman of the meeting at any meeting of shareholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, as defined in this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

    Section 11.        ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)        Annual Meetings of Shareholders. To the extent that the Company shall hold an annual meeting of its shareholders:

  (1)        Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Company who was a shareholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

  (2)        For nominations of individuals for election to the Board or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor regulations) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected ) and whether such shareholder believes any such individual is, or is not, an “interested person” of the Company, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make such determination: (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below) and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice, any Shareholder Associated Person and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on the Company’s books, of any Shareholder Associated Person and of such beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such shareholder, Shareholder Associated Person and such beneficial owner.

(3)        Notwithstanding anything in the second sentence of Section 11 (a)(2)to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(4)        For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of this Section 11, “control” shall have the meaning ascribed to it in Section 2 of the 1940 Act.

(b)        Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any such shareholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Company’s notice of meeting, if the shareholder’s notice required by subsection (a)(2)of this Section 11 shall be delivered to the secretary at the principal executive office of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)        General.

  (1)        Upon written request by the secretary or the Board or any committee thereof, any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

  (2)        Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)        For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Company with the U.S. Securities and Exchange Commission (“Commission”) pursuant to the Exchange Act or the 1940 Act.

(4)        Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12.        VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 13.        CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Articles of Incorporation, these Bylaws, or any contrary provision of law, the Maryland Control Share Acquisition Act, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any acquisition of shares of capital stock of the Company by any person.

Section 14.        REPORTS TO STOCKHOLDERS. The directors shall deliver or cause to be delivered a report of the business and operations of the Company during such fiscal year to the shareholders, within the time frames and containing the information required by the Articles of Incorporation.

ARTICLE III

DIRECTORS

Section 1.        GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of its Board. The Board may designate a chairman of the Board, who shall not be an officer of the Company but shall have such powers and duties as determined by the Board from time to time.

Section 2.        NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than one, which is the minimum number required by the MGCL, nor more than eleven (11), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. After the commencement of the Initial Public Offering, a majority of directors shall be independent directors (for purposes of these Bylaws, as such term is defined in the Articles of Incorporation). The Board shall be divided into classes as more fully set forth in Articles of Incorporation. Each director shall hold office until the next annual meeting of shareholders at which his or her class stands for election or until such director’s earlier resignation, removal from office, death or incapacity.

Section 3.        ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, if any, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.

Section 4.        SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairman of the Board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board, without notice other than such resolution.

Section 5.        NOTICE. Notice of any annual, special or regular meeting of the Board shall be given by written notice delivered personally, by telephone, transmitted by electronic mail or facsimile transmission, or mailed by United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Except for facsimile and electronic mail notices sent as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.        QUORUM. A number of directors equal to at least a majority of the whole Board shall constitute a quorum for transaction of business at any meeting of the Board, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles of Incorporation of the Company or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7.        VOTING. The action of the majority of the directors present at a meeting at which a quorum, as defined in Section 6 of this Article III, is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Articles of Incorporation. If enough directors have withdrawn from a meeting to leave less than a quorum, as defined in Section 6 of this Article III, but the meeting is not adjourned, the action of the majority of the directors still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Articles of Incorporation.

Section 8.        ORGANIZATION. At each meeting of the Board, the chairman of the Board or, in the absence of the chairman, the chief executive officer shall act as chairman of the meeting. In the absence of both the chairman and the chief executive officer, the president, if any, or in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 9.        TELEPHONE MEETINGS. Directors may participate in a meeting, and any committee member of any committee established by the Board pursuant to Article IV, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the directors pursuant to the 1940 Act, that requires the vote of the directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.        WRITTEN CONSENT BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board or at any committee established by the Board pursuant to Article IV, may be taken without a meeting, if a consent in writing to such action is signed by each director or committee member, as applicable, and such written consent is filed with the minutes of proceedings of the Board or such committee, as applicable; provided however, this Section 10 does not apply to any action of the directors pursuant to the 1940 Act that requires the vote of the directors to be cast in person at a meeting.

Section 11.        VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining directors hereunder, if any. Subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred stock, (a) any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, as defined in Section 6 of this Article III, and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12.        COMPENSATION. Each independent director is entitled to receive annually for serving on the Board an amount to be determined by the nominating and governance committee of the Board (the “Governance Committee”) as determined to be fair and reasonable, and also will be reimbursed for reasonable out-of-pocket expenses incurred with attending meetings of the Board and committees of the Board. In addition, the director that serves as a chairman of the audit committee of the Board (the “Audit Committee”) is entitled to receive an annual retainer as determined by the Governance Committee for serving on such committee. The Company will not pay compensation to any director who also serve as an officer or director of the adviser or any sub-adviser to the Company or are employees of an Affiliate (as such term is defined in the Articles of Incorporation) of the adviser (as such term is defined in the Articles of Incorporation). No additional compensation shall be paid to any director for attending the annual meeting of shareholders. Nothing herein contained shall be construed to preclude any directors from serving the Company in any other capacity and receiving compensation therefor.

Section 13.        LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 14.        SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15.        RELIANCE. Each director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the directors or officers of the Company, regardless of whether such counsel or expert may also be a director.

Section 16.        CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Company. Any director, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the directors and applicable law.

ARTICLE IV

COMMITTEES

Section 1.        NUMBER, TENURE AND QUALIFICATIONS. The Board may, by resolution passed by a majority of the whole Board, appoint from among its members an Audit Committee, a Governance Committee and an independent directors committee of the Board, and other committees the Board shall determine from time to time to be in the best interests of the Company and its shareholders, each of which shall be composed of one or more directors, who will serve at the pleasure of the Board. Each such committee shall be composed entirely of directors who are not “interested persons” of the Company, as defined in the 1940 Act.

Section 2.        POWERS. The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by law.

Section 3.        MEETINGS. Each committee, if deemed advisable by the Board, shall have a written charter. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of such committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two (2) members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee may fix rules of procedures for its business. Each committee shall keep minutes of its proceedings.

Section 4.        VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V

OFFICERS

Section 1.        GENERAL PROVISIONS. The officers of the Company shall include a chief executive officer and/or a president, a secretary, a treasurer and/or chief financial officer and to the extent that Rule 38a-1 under the 1940 Act applies, a chief compliance officer and an anti-money laundering officer, and may include one or more vice presidents, a chief operating officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board at the first meeting of the Board following the annual meeting of shareholders and initially at the organizational meeting of the Company, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices except president and vice president may be held by the same person although any person holding more than one office in the company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In their discretion, the directors may leave unfilled any office except that of the chief executive officer, the president, the treasurer, the secretary and the chief compliance officer. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 2.        REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board, the chairman of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the 1940 Act.

Section 3.        VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

Section 4.        CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer from among its elected officers. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.

Section 5.        CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer, under the direction of the chief executive officer, shall have the responsibilities and perform the duties incident to the office of chief operating officer, including general management authority and responsibility for the day-to-day implementation of the policies of the Company and such other responsibilities and duties prescribed by the Board or the chief executive officer from time to time.

Section 6.        CHIEF INVESTMENT OFFICER. The Board may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties incident to the office of chief investment officer and such other duties as may be prescribed by the Board, the chief executive officer or the president.

Section 7.        CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties incident to the office of chief financial officer and such other duties as may be prescribed as set forth by the Board, the chief executive officer or the president.

Section 8.        CHIEF COMPLIANCE OFFICER; ANTI-MONEY LAUNDERING OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, who shall also serve as the anti-money laundering officer and subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Company’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the independent directors of the Company. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.

Section 9.        PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer. He or she may sign with the secretary or any other proper officer of the Company authorized by the Board, deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 10.        VICE PRESIDENTS. In the absence of the chief executive officer, president, the chief operating officer, or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the chief operating officer, the president or by the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.

Section 11.        SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned by the chief executive officer, the president or by the Board.

Section 12.        TREASURER. In the absence of a designation of a chief financial officer by the board, the treasurer shall be the chief financial officer of the Company. In the absence of a designation of a treasurer by the Board, then the chief financial officer shall be responsible for the duties of the treasurer specified in this Section 12. The treasurer shall be responsible for: (a) the custody of the funds and securities of the Company; (b) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company; and (c) the depositing of all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.

The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer shall, if required by the Board, give bonds for the faithful performance of his duties in such sums and with sure surety or sureties as shall be satisfactory to the Board.

Section 13.        ASSISTANT SECRETARIES AND ASSISTANT TREASURER. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.        CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board and executed by an authorized person.

Section 2.        CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board.

Section 3.        DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may designate.

Section 4.        NO EXCLUSIVE RIGHT TO SELL. The Company shall not grant any exclusive right to sell, or exclusive employment to sell, any assets of the Company.

Section 5.         COMMINGLING OF ASSETS. The funds of the Company shall not be commingled with the funds of any other person and the Company funds will be protected from the claims of affiliated companies.

ARTICLE VII

STOCK

Section 1.        CERTIFICATES. The Company will not issue share certificates. A shareholder’s investment in the company will be recorded on the books of the Company. A shareholder wishing to transfer his or her Shares will be required to send a completed and executed form to the Company, such form to be provided upon a shareholder’s request. The executed form and any other required documentation must be received by the Company on or before the fifteenth (15th) of the month for a transfer to be effective the following month.

Section 2.        TRANSFERS. Transfers of stock in the Company shall be effective, and the transferee of stock in the Company will be recognized as a holder of such shares of stock as of the first day of the month following the month in which the Company receives properly executed documentation. The Company shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Section 3.        NOTICE OF ISSUANCE OR TRANSFER. Upon issuance or transfer of shares of stock in the Company, the Company shall send the shareholder a written statement that reflects such investment or transfer. Such written statement shall set forth (i) the name of the Company; (ii) the name of the shareholder or other person to whom it is issued or transferred; (iii) the class of shares and number of shares purchased or transferred; (iv) the designations and any preferences, conversions and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each class which the Company is authorized to issue; (v) the differences in the relative rights and preferences between the shares of each series of shares to the extent they have been set; (vi) the authority of the Board to set the relative rights and preferences; (vii) the restrictions on transferability of the shares sold or transferred; and (viii) any other information required by law. The Company, alternatively, may furnish notice that a full statement of the information contained in the foregoing subsections (i) through (viii) will be provided to any shareholder upon request and without charge.

Section 4.        CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of shareholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In the context of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.        STOCK LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.        FRACTIONAL SHARES; ISSUANCE OF STOCK. The Board may issue fractional shares of stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.

ARTICLE VIII

ACCOUNTING YEAR

The fiscal year of the Company shall end on December 31 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE IX

DISTRIBUTIONS

Section 1.        AUTHORIZATION. Dividends and other distributions upon the stock of the Company may be authorized by the Board, subject to the provisions of law and the Articles of Incorporation of the Company. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the Articles of Incorporation.

Section 2.        CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1.        SEAL. The Board may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its incorporation and the words “Incorporated in Maryland.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.        AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Articles of Incorporation of the Company or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

INVESTMENT COMPANY ACT

If and to the extent that any provision of the MGCL, including, without limitation, Subtitle 6 and, if then applicable, Subtitle 7, of Title 3 of the MGCL, or any provision of the Articles of Incorporation or these Bylaws conflicts with any provision of the 1940 Act, then the applicable provision of the 1940 Act shall control.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that any amendment to these Bylaws and any addition of new Bylaws that adversely affect the rights of shareholders must be approved by holders of more than fifty percent (50%) of the outstanding shares of capital stock entitled to vote on the matter.

Adopted: March 16, 2011